CERTIFICATION PURSUANT TO 18 U.S.C. Section 1350,
As ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

Solely for the purposes of complying with 18 U.S.C. Section 1350, each of the undersigned, the Chairman and Chief Executive Officer and the Executive Vice President and Chief Financial Officer, respectively, of State Financial Services Corporation (the “Company”), hereby certifies, based on his knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By /s/ Michael J. Falbo
Michael J. Falbo
May 10, 2005

By /s/ Daniel L. Westrope
Daniel L. Westrope
May 10, 2005